UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

October 26, 2009

Date of Report

LBO CAPITAL CORP.

(Exact Name of Registrant as specified in its charter)

             Colorado                                                  33-19107                                   38-2780733

       (State or other jurisdiction of                  (Commission                            (I.R.S. Employer

        incorporation or  organization)                 file number)                  Identification Number)

23399 Commerce Dr. Ste B-1

Farmington Hills, MI 48335

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (248) 994-0099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

LBO Capital Corp. through its subsidiary Global Tech International, Inc. (“GTI”) entered into a Technology Share and Grant Agreement with SEEDR L3C, a Michigan Low-profit Limited Liability Company (“SEEDR”), to apply its proprietary manufacturing technologies, Powder Impression Molding (“PIM”) and Molecular Modification Technology (“MMT”), to the redesign and domestic and custom engineering of cold-chain containers used in international and domestic immunization and disease-surveillance programs.  GTI will receive $287,848 from SEEDR.

SEEDR received funding from the Bill & Melinda Gates Foundation for its initiative to “Reengineer (Reverse) Cold Chain for Vaccine and Specimen Transport.”  SEEDR will manage a multidisciplinary group of engineers and designers in partnership with a team of experts from Global Immunization Division of the US Centers for Decease Control and Prevention (CDC) in applying GTI’s advanced technologies to improve the performance, affordability, and environmental footprint of the transport containers.

Countries, multinational and bilateral aid agencies, and nongovernmental organizations use these containers to maintain vaccines at the required temperature en route to remote locations for immunization campaigns, such as those against life-threatening diseases like polio and measles.

Reverse cold chain containers are used to transport specimens or other biological products such as blood from the field to laboratories for diagnosis and surveillance.  A custom-designed container has the potential to strengthen disease surveillance in the global fight against major diseases such as HIV/AIDS, polio, and measles by ensuring that specimens arrive at laboratories intact and viable.

With PIM allowing SEEDR to utilize recent advancements in materials technology – including a variety of recycled materials – more effectively, SEEDR intends to improve the insulation, durability, weight, and usability of these containers to ultimately reduce vaccine and specimen loss, reduce program costs, and strengthen global immunization systems.

GTI will coordinate the materials engineering, design modeling, and prototyping for the group.  GTI engineers will interact directly with the team from CDC in order to gain tangible, user-derived insights on the exact needs, culture, and context of the containers within the cold chain.

Along with CDC, GTI will work with other SEEDR partners including the Tennenbaum Institute at the Georgia Institute of Technology (“TI”), the global enterprise and innovation think tank and research organization at Georgia Tech.  The TI will build a simulation model of the cold chain to monitor and project the effect these improved containers will have on costs and effectiveness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 26, 2009

                                                                                  LBO CAPITAL CORP.

By  \s\  Thomas W. Itin

       Thomas W. Itin,

                                                                                        President & CEO